UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 29, 2010

CRA INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Massachusetts	000-24049	04-2372210
(State or other jurisdiction	(Commission	(IRS employer
of incorporation)	file number)	identification no.)

200 Clarendon Street, Boston, Massachusetts	02116
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (617) 425-3000

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note:

This Form 8-K/A amends the Form 8-K filed by us on September 30, 2010 (the “Original 8-K”).  This Form 8-K/A is being filed to amend the Original 8-K to update the disclosures made in Item 2.05 therein.

Item 2.05                                            Costs Associated with Exit or Disposal Activities.

On September 30, 2010, we filed the Original 8-K announcing that our management adopted a proposal to make consulting headcount adjustments to select practices.  These actions were designed to reduce costs and improve our profitability. At the time of filing of the Original 8-K, we had not completed our assessment of all of the costs of such actions, nor had we determined the associated cash expenditures from such actions.

These actions are now complete.  These actions will result in a fourth quarter pre-tax restructuring charge of approximately $1.8 million, consisting of approximately $1.7 million of employee separation and other compensation costs and approximately $0.1 million of costs for office space reductions.  Approximately $1.7 million of the total charge of $1.8 million will result in cash expenditures by us.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRA INTERNATIONAL, INC.

Dated: December 27, 2010	By:	/s/ Wayne D. Mackie
Wayne D. Mackie
Executive Vice President, Treasurer, and
Chief Financial Officer